EXHIBIT 5.1

                                  April 23, 2001


Rockport  Healthcare  Group,  Inc.
50 Briar Hollow Lane, Suite 515 West
Houston,  Texas  77027

Ladies  and  Gentlemen:

     We have acted as counsel to Rockport Healthcare Group, Inc., a Delaware corporation ("Rockport"), in connection with the preparation and filing by Rockport of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the registration of shares of Rockport's common stock, par value $.001 per share (the "Shares"), which will be issuable upon exercise of options granted under the above-referenced plan (the "Plan"). In so acting, we have examined the Registration Statement, originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of Rockport, and any amendments thereto, the Bylaws of Rockport and all amendments thereto, the corporate proceedings with respect to the registration of the Shares, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Rockport, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity and completeness of the originals of such latter documents, and the correctness of all statements of fact contained in all documents that we have examined.

     Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the Delaware General Corporation Law.

     The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on matters covered by this letter of the laws of any other jurisdiction.

     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that we hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                      Very  truly  yours,
                      /s/  Chamberlain, Hrdlicka, White, Williams & Martin, P.C.


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